Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered as of May [*], 2025 by and among DT Cloud Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), Maius Pharmaceutical Co., Ltd., a Cayman Islands exempted company (the “Company”), and the undersigned investors (collectively, the “Investors”).

Capitalized terms used but not defined herein shall have the meaning as set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on February 23, 2024, the SPAC consummated the initial public offering of 6,900,000 units (“SPAC Units”) consisting of ordinary shares, par value $0.0001 per share, of the SPAC (“SPAC Ordinary Shares”) and rights of the SPAC (“SPAC Rights”). Each SPAC Unit consists of one SPAC Ordinary Share and one SPAC Right. Each seven SPAC Rights entitle the holder thereof to receive one SPAC Ordinary Share at the closing of an initial business combination (the “Initial Business Combination”);

WHEREAS, on October 22, 2024, the SPAC, the Company and certain subsidiaries of the Company entered into a business combination agreement (the “Business Combination Agreement”);

WHEREAS, the Investors currently hold a number of SPAC Ordinary Shares;

WHEREAS, the SPAC intends to hold an extraordinary general meeting of shareholders on May 21, 2025 (the “Extraordinary General Meeting,” as may be adjourned or postponed) for the purpose of approving, among other things, an amendment to the SPAC’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”) to amend the monthly fee payable by our sponsor (the “Sponsor”) and/or its designee into the trust account (the “Trust Account”) to extend the date by which the SPAC must consummate its Initial Business Combination from an amount equal to $0.03 per unit (and with respect to each ordinary share included in our units, the “Public Share”) to $60,000 for all outstanding Public Shares (the “Extension Fee Reduction”);

WHEREAS, the Memorandum and Articles of Association provide shareholders of the SPAC with certain rights to redeem their ordinary shares in connection with the approval of an Initial Business Combination (“Redemption Rights”);

WHEREAS, the Investors desire to redeem 75% of the SPAC Ordinary Shares they hold as of the date of this Agreement (the “Redemption Shares”) and to forego the exercise of their Redemption Rights in connection with 25% of the SPAC Ordinary Shares they hold as of the date of this Agreement (the “Non-redeemed Shares”);

WHEREAS, the SPAC desires to issue to the Investors, and the Investors desire to receive from the SPAC, two (2) additional rights for each Non-redeemed Share (the “Additional SPAC Rights”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SPAC, the Company and the Investors hereby agree as follows:

1.

Redemption Shares and Non-redeemed Shares. The Investors shall redeem the Redemption Shares prior to the Extraordinary General Meeting. With regard to the Non-redeemed Shares, the Investors (i) shall not exercise the Redemption Rights and will not elect to redeem or otherwise tender or submit for redemption any of the Non-Redeemed Shares or (ii) if the Investors have exercised such Redemption Rights or otherwise have elected to redeem or tender or submit for redemption any of the Non-Redeemed Shares, the Investors shall revoke such Redemption Rights, redemption, or tender or submission for redemption prior to such redemption being accepted by SPAC.

2.	Additional SPAC Rights. Provided that the Investors redeem the Redemption Shares prior to the Extraordinary General Meeting and forego the exercise of their Redemption Rights in connection the Non-redeemed Shares as set forth in Section 1, the SPAC shall issue or cause to be issued to the Investors two (2) Additional SPAC Rights for each Non-redeemed Share. Each seven Additional SPAC Rights shall entitle the holder thereof to receive one SPAC Ordinary Share at the closing of an Initial Business Combination.

3.

Agreement to Vote. At the Extraordinary General Meeting to seek the Extension Fee Reduction, the Investors shall (i) appear at such meeting or otherwise cause all of the SPAC Ordinary Shares and SPAC Rights held by the Investors as of the date thereof to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the SPAC Ordinary Shares and SPAC Rights held by the Investors as of the date thereof:

(a) in favor of the approval of the Extension Fee Reduction (and, in the event that the approval is presented as more than one proposal, in favor of each proposal that is part of the approval so long as such other proposals have no effects other than approving a portion of the approval);

(b) for any proposal to adjourn or postpone the applicable general meeting to a later date proposed by the SPAC for purposes of obtaining the approval of the Extension Fee Reduction;

(c) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Investors contained in this Agreement.

4.

Delivery of Shares; Other Documents. The SPAC shall issue or cause to be issued the Additional SPAC Rights to the Investors in book-entry form through the SPAC’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.

Conversion of Additional SPAC Rights. Immediately prior to the SPAC Merger Effective Time, for such purposes treating it as if such Business Combination had occurred immediately prior to the SPAC Merger Effective Time, and without any action on the part of any holder of an Additional SPAC Right, every seven (7) Additional SPAC Rights that were issued and outstanding immediately prior to the SPAC Merger Effective Time (i) shall automatically be converted to, and the holder of such Additional SPAC Rights shall be entitled to receive, one share of SPAC Ordinary Share, which shall in turn be converted into one share of Pubco Ordinary Share at the SPAC Merger Effective Time pursuant to Section 2.07(c) of the Business Combination Agreement; and (ii) shall no longer be outstanding and shall automatically be canceled by the terms thereof and each former holder of Additional SPAC Right shall cease thereafter to have any other rights in and to such Additional SPAC Rights, except as provided herein or by Law.

6.

Registration. The Pubco Ordinary Shares received by the holders of Additional SPAC Rights at the SPAC Merger Effective Time as a result of the conversion of such Additional SPAC Rights shall be registered with the Registration Statement.

7.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of (a) the failure of the SPAC’s shareholders to approve the Initial Business Combination, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of the SPAC prior to the consummation of the Initial Business Combination, or (d) the mutual written agreement of the parties hereto. Notwithstanding any provision in this Agreement to the contrary, the SPAC’s obligation to issue or cause to be issued the Additional SPAC Rights to the Investors shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1 and (ii) the Non-redeemed Shares not being redeemed.

8.

Representations and Warranties of the Investors. The Investors represent and warrant that:

8.1 No Government Recommendation or Approval. The Investors understand that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Additional SPAC Rights.

8.2. Risk of Loss. The Investors are aware that an investment in the Additional SPAC Rights is highly speculative and subject to substantial risks. The Investors are cognizant of and understand the risks related to the acquisition of the Additional SPAC Rights, including those restrictions described or provided for in this Agreement and the Joinder pertaining to transferability. The Investors are able to bear the economic risk of their investment in the Additional SPAC Rights for an indefinite period of time and able to sustain a complete loss of such investment.

8.3 Organization and Authority. If an Investor is an entity, it is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Additional SPAC Rights, enter into this Agreement and perform all the obligations required to be performed by the Investors hereunder.

8.4. Non-U.S. Investor. If an Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Additional SPAC Rights or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Additional SPAC Rights, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Additional SPAC Rights. The Investors’ subscription and payment for and continued beneficial ownership of the Additional SPAC Rights will not violate any applicable securities or other laws of the Investor’s jurisdiction.

8.5 Authority. This Agreement has been validly authorized, executed and delivered by the Investors and is a valid and binding agreement of the Investors enforceable against the Investors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

8.6 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investors of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Investors’ organizational documents, (ii) any agreement or instrument to which the Investors are parties or (iii) any law, statute, rule or regulation to which the Investors are subject, or any order, judgment or decree to which the Investors are subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent the Investors from fulfilling its obligations under this Agreement.

8.7. Reliance on Representations and Warranties. The Investors understand that the Additional SPAC Rights are being offered and sold to the Investors in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the SPAC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investors set forth in this Agreement in order to determine the applicability of such provisions.

8.8. No General Solicitation. The Investors are not subscribing for the Additional SPAC Rights as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

8.9 Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Investors in connection with the acquisition of the Additional SPAC Rights nor are the Investors entitled to or will accept any such fee or commission.

9.

Representations and Warranties of SPAC. The SPAC represents and warrants that:

9.1. Power and Authority. The SPAC is an exempted company formed and validly existing and in good standing as an exempted company the laws of the Cayman Islands and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the SPAC hereunder, including the issuance of the Additional SPAC Rights.

9.2. Authority. All corporate action on the part of the SPAC and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the SPAC required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the SPAC and (assuming due authorization, execution and delivery by the Investors) constitutes the SPAC’s legal, valid and binding obligation, enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

9.3. Title to Securities. The Additional SPAC Rights have been duly authorized, and, when issued in accordance with the terms and conditions of this Agreement to the Investors, will be (i) validly issued, fully paid, and non-assessable, and (ii) free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer and other restrictions that apply to the Additional SPAC Rights pursuant to the Joinder and generally, under applicable securities laws).

9.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the SPAC of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum and Articles of Association, (ii) any agreement or instrument to which the SPAC is a party or by which it is bound or (iii) any law, statute, rule or regulation to which the SPAC is subject or any order, judgment or decree to which the SPAC is subject. The SPAC is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

9.5. No General Solicitation. The SPAC has not offered the Additional SPAC Rights by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

9.6. Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the SPAC in connection with the sale of the Additional SPAC Rights.

9.7. Reliance on Representations and Warranties. The SPAC understands and acknowledges that the Investors are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the SPAC set forth in this Agreement.

9.8. No Pending Actions. There is no action pending against the SPAC or, to the SPAC’s knowledge, threatened against SPAC, before any court, arbitrator or governmental authority, which in may matter challenges or seeks to prevent, enjoin or materially delay the performance by the SPAC of its obligations under this Agreement.

10.	Trust Account. Subject to the SPAC’s determination, in its sole discretion, otherwise to mitigate the risk that the SPAC may be deemed an investment company for purposes of the Investment Company Act of 1940, as amended, until the earlier of (a) the consummation of SPAC’s initial business combination; (b) the liquidation of the Trust Account; and (c) 36 months from consummation of the SPAC’s initial public offering or such later time as the shareholders of the SPAC may approve in accordance with the Articles, the SPAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, or maintain such funds in cash in an interest-bearing demand deposit account at a bank. The SPAC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the SPAC Ordinary Shares in connection with a liquidation of the SPAC if it does not effect an Initial Business Combination prior to its termination date.

11.

Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

12.

Assignment; Entire Agreement; Amendment.

12.1. Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either the SPAC, the Company or the Investors to any person that is not an affiliate of such party shall require the prior written consent of the other parties; provided, that no such consent shall be required for any such assignment by the Investor to one or more affiliates thereof.

12.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

13.

Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission or in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

14.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.

Survival; Severability

15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
17.

Disclosure; Waiver. As soon as practicable, but in no event later than four business days, after execution of this Agreement, the SPAC will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting the material terms of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. The SPAC agrees that the names of the Investors shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. The Investors (i) acknowledge that the SPAC may possess or have access to material non-public information which has not been communicated to the Investors; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that they may now have or may hereafter acquire, whether presently known or unknown, against the SPAC or any of the SPAC’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving the SPAC, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that the SPAC is relying on the truth of the representations set forth in this Agreement and the foregoing acknowledgement and waiver in this Section 17, in connection with the transactions contemplated by this Agreement.

18.

Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the SPAC, the Company and the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the SPAC, the Company and the Investors acknowledge that the SPAC, the Company and the Investors are not acting in concert or as a group, and the SPAC, the Company and the Investors shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

19.	Most Favored Nation. In the event the SPAC enters into one or more other voting agreements before or after the execution of this Agreement in connection with the Extension or Initial Business Combination, the SPAC represents that the terms of such other agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investors. In the event that another investor is afforded any such more favorable terms than the Investors, the SPAC shall promptly inform the Investors of such more favorable terms in writing, and the Investors shall have the right to elect to have such more favorable terms included therein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

By:
Name:	[ ]
Title:	[ ]

SPAC:

DT CLOUD ACQUISITION CORPORATION

By:
Name:
Title:

COMPANY:

MAIUS PHARMACEUTICAL CO., LTD.

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Investor	Additional SPAC Rights	Number of Non-redeemed Shares Held
Address: :
SSN/EIN